EXHIBIT 5.1

MILBANK, TWEED, HADLEY & MCCLOY LLP

28 LIBERTY STREET

LOS ANGELES 213-892-4000 FAX: 213-629-5063	NEW YORK, N.Y. 10005-1413 _______________ 212-530-5000 FAX: 212-530-5219	BEIJING 8610-5969-2700 FAX: 8610-5969-2707
WASHINGTON, D.C. 202-835-7500 FAX: 202-835-7586		HONG KONG 852-2971-4888 FAX: 852-2840-0792

LONDON 44-20-7615-3000 FAX: 44-20-7615-3100		SEOUL 822-6137-2600 FAX: 822-6137-2626

FRANKFURT 49-69-71914-3400 FAX: 49-69-71914-3500		SINGAPORE 65-6428-2400 FAX: 65-6428-2500

MUNICH 49-89-25559-3600 FAX: 49-89-25559-3700	April 15, 2016	TOKYO 813-5410-2801 FAX: 813-5410-2891

SÃO PAULO 55-11-3927-7700 FAX: 55-11-3927-7777

MGM Growth Properties LLC

6385 S. Rainbow Blvd., Suite 500

Las Vegas, Nevada 89118

Ladies and Gentlemen:

We have acted as special counsel to MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-11 of the Company (File No. 333-210322), as amended (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration of up to 57,500,000 of the Company’s Class A common shares representing limited liability company interests (the “Class A Shares”). The term “Class A Shares” includes any additional Class A common shares representing limited liability company interests registered pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. We understand that the Class A Shares will be sold by the Company pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinions expressed below, we have examined the Limited Liability Company Act of Delaware (the “Delaware LLC Act”), limited liability company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement, the Underwriting Agreement, and other documents as we have deemed necessary as a basis for such opinions.

Based upon and subject to the stated assumptions, we are of the opinion that, upon issuance by the Company against payment as contemplated by the Registration Statement and the prospectus contained in the Registration Statement, the Class A Shares will be validly issued, and holders of Class A Shares will have no obligation to make any further payments for the purchase of the Class A Shares or contributions to the Company solely by reason of their ownership of Class A Shares.

The foregoing opinions are limited to matters involving the federal laws of the United States of America and the Delaware LLC Act, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained in such Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Class A Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP